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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Komag, Incorporated:


We consent to the incorporation by reference in Amendment No. 4 to the registration statement on Form S-3 of Komag, Incorporated to be filed on January 15, 2004 of our report dated January 16, 2003, except as to Note 17, which is as of February 25, 2003, with respect to the consolidated balance sheet of Komag, Incorporated and subsidiaries as of December 29, 2002, and December 30, 2001, the related consolidated statements of operations, stockholders' equity, and cash flow for the six-month periods ended December 29, 2002 and June 30, 2002, and for the year ended December 30, 2001, and the related financial statement schedule for the six-month periods ended December 29, 2002 and June 30, 2002, and for the year ended December 30, 2001, which report appears in the December 29, 2002 annual report on Form 10-K of Komag, Incorporated and to the reference to our firm under the heading "Experts" in the prospectuses.


Our report dated January 16, 2003, except as to Note 17, which is as of February 25, 2003,contains two explanatory paragraphs. The first paragraph states that effective as of the beginning of the 2002 fiscal year, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. The second paragraph states that the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code became effective on June 30, 2002. As a result of the adoption of "fresh-start" reporting in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the consolidated financial statements as of and for the six-month period ended December 29, 2002, are presented on a different reporting basis than the periods before emergence from bankruptcy, and are therefore not comparable.

                                                       KPMG LLP


Mountain View, California

January 14, 2004